AMENDMENT NO. 1 TO THE CONVERTIBLE SENIOR NOTE PURCHASE AGREEMENT
March 3, 2017
Reference is made to that certain convertible senior note purchase agreement, dated as of November 30, 2015 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among SEACOR MARINE HOLDINGS INC., a Delaware corporation (the “Company”), CEOF II DE I AIV, L.P., CEOF II COINVESTMENT (DE), L.P. and CEOF II COINVESTMENT B (DE), L.P. (collectively, the “Purchasers”).
All initially capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Note Purchase Agreement.
WHEREAS, pursuant to Section 11.03 of the Note Purchase Agreement, the Company and the Purchasers holding all of the Outstanding Notes wish to amend the Note Purchase Agreement by entry into this first amendment to the Note Purchase Agreement (this “Amendment No. 1”).
NOW, THEREFORE, the parties hereto agree as follows:

1.	Amendments
Section 10.06(a) of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:
“Section 10.06         Repurchase at Option of Holders on Specified Repurchase Date.
(a)     If the Company Spin-Off has not occurred prior to January 10, 2018, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all but not less than all of such Holder’s Notes, or any portion thereof on January 11, 2018, (the “Specified Repurchase Date”) at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding, the Specified Repurchase Date (the “Specified Date Repurchase Price”).”

2.
Purchaser Representations and Warranties. Each of the Purchasers hereby represents and warrants that it is the record and beneficial owner of the principal amount of 3.75% convertible senior notes due 2022 (the “Notes”) set forth opposite its name in Annex A hereto, and that it is authorized to execute and deliver this Amendment No. 1.

3.Miscellaneous. The amendments to the Note Purchase Agreement contained in Section 1 hereof shall become effective as of the date hereof (the “Effective Date”), and from and after the Effective Date, each reference in the Note Purchase Agreement to “this Agreement,” and each reference in any other Operative Document to the Note Purchase Agreement shall be deemed to refer to the Note Purchase Agreement as amended by this Amendment No. 1. Except to the extent amended hereby, the Note Purchase Agreement and the other Operative Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. For the avoidance of doubt, pursuant to Section 5.04 of the Note Purchase Agreement, any Transferee (as defined in Exhibit A to the Note Purchase Agreement) shall be bound by the Note Purchase Agreement as amended by this Amendment No. 1.
4.Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signatures sent by facsimile or as an electronic copy (including in pdf format) shall constitute originals.

5.Governing Law. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b)) BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SEACOR Marine Holdings Inc.

By:	/s/ Matthew Cenac
Name: Matthew Cenac
Title: Executive Vice President and Chief Financial Officer

CEOF II DE I AIV, L.P., as Purchaser

By:	/s/ David Stonehill
Name: David Stonehill
Title: Managing Director

CEOF II COINVESTMENT (DE), L.P., as Purchaser

By:	/s/ David Stonehill
Name: David Stonehill
Title: Managing Director

CEOF II COINVESTMENT B (DE), L.P., as Purchaser

By:	/s/ David Stonehill
Name: David Stonehill
Title: Managing Director